UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PUBLIC STORAGE

(Exact name of registrant as specified in its charter)

Maryland	95-3551121
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which Each class is to be registered
0.875% Senior Notes due 2032	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of class)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this Form relates: 333-231510 (if applicable)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the 0.875% Senior Notes due 2032 is included on the cover page and under the section entitled “Description of Notes” beginning on page S-13 of the prospectus supplement (the “Prospectus Supplement”) dated January 17, 2020 to the prospectus (the “Prospectus”) dated May 15, 2019 (relating to the registrant’s Registration Statement on Form S-3 (No. 333-231510)) that was filed by the registrant with the Securities and Exchange Commission on January 21, 2020 pursuant to Rule 424(b) under the Securities Act of 1933, and under the section entitled “Description of Debt Securities” beginning on page 23 of the Prospectus, which Prospectus and Prospectus Supplement shall be deemed to be incorporated herein by this reference.

Item 2.	Exhibits.

The following exhibits are being filed with the copies of this Form 8-A Registration Statement filed with the New York Stock Exchange and the Securities and Exchange Commission:

Exhibit 4.1 – Indenture, dated as of September 18, 2017, between the Company and Wells Fargo Bank, National Association, as trustee, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 18, 2017 and incorporated herein by reference.

Exhibit 4.2 – Third Supplemental Indenture, dated as of January 24, 2020, between the Company and Wells Fargo Bank, National Association, as trustee, filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 24, 2020 and incorporated herein by reference.

Exhibit 4.3 – Form of 0.875% Senior Note due 2032, filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on January 24, 2020 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PUBLIC STORAGE

	By:	/s/ Nathaniel A. Vitan
Nathaniel A. Vitan
Date: January 24, 2020		Senior Vice President, Chief Legal Officer & Corporate Secretary